Exhibit 99.1

SPAR Group, Inc. Announces Review of Strategic Alternatives

September 8, 2022

AUBURN HILLS, Mich., Sept. 8, 2022 /PRNewswire/ -- SPAR Group, Inc. (NASDAQ: SGRP), a leading global provider of services to retail and consumer goods companies, today announced that its Board of Directors has initiated a process to evaluate potential strategic alternatives to maximize shareholder value. As part of the process, the Board will consider a full range of strategic alternatives, including a sale, merger, divestiture, recapitalization, going private, other strategic transactions, or continuing to operate as a public, independent company.

The Company has retained Lincoln International LLC as its financial advisors to assist with the strategic review process.

"With a strong balance sheet, 90%+ revenue growth over the last 5 years, increased profit margins, diversified services and long-term relationships with some of the most important consumer goods and retail companies in the world, we believe we are in the best financial and operational position in the company's history, yet our stock continues to trade well below a comparable industry value," said Mike Matacunas, President and CEO. "The management team is aligned with the Board that the best way to maximize shareholder value is to explore options that will unlock our potential and provide a platform for continued growth and success. Regardless of the process or outcome, the entire SPAR organization will remain committed to the execution of our work, growing our business, serving our clients and supporting our employees and joint venture partners."

The Board has not set a timetable for the conclusion of this review, nor has it made any decisions related to any further actions or potential strategic alternatives at this time. There can be no assurance that the review will result in any transaction or other strategic change or outcome. The Company does not intend to comment further until it determines that further disclosure is appropriate or necessary.

About SPAR Group, Inc.

SPAR Group is a leading global services company, providing a broad range of services to retailers, manufacturers and consumer goods companies around the world. Our combination of scale, unique technology and expertise, combined with our unwavering commitment to excellence, separate us from the competition. For more information, please visit the SPAR Group's website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain "forward-looking statements" within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. ("SGRP") and its subsidiaries (together with SGRP, "SPAR", "SPAR Group" or the "Company"), filed in a Current Report on Form 10-Q by SGRP with the Securities and Exchange Commission (the "SEC") on November 15, 2021. There also are forward-looking statements contained in SGRP's Annual Report on Form 10-K for its fiscal year ended December 31, 2021, as filed with the SEC on April 15, 2022, and SGRP's First Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2020, as filed with the SEC on May 2, 2022 (as so amended, the "Annual Report"), in SGRP's amended definitive Proxy Statement respecting its Annual Meeting of Stockholders held on August 12, 2021, which SGRP filed with the SEC on July 20, 2021 (the "Proxy Statement"), and the SGRP's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Quarterly Report, the Annual Report and the Proxy Statement, the Information Statement, the Second Special Meeting Proxy/Information Statement, each a "SEC Report"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the "Securities Laws").

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company's corporate strategic objectives. The Company's forward-looking statements also include, in particular and without limitation, those made in "Business", "Risk Factors", "Legal Proceedings", and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report. You can identify forward-looking statements in such information by the Company's use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue", "plan", "project" or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company's forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company's actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "expectations") and described in the information in the Company's forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company's control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company's expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP's Common Stock.

You should also carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Investor Relations Contact:

Three Part Advisors, LLC Sandy Martin

Tel: 214-442-0019

Phillip Kupper

Tel: 817-778-8339

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SOURCE SPAR Group, Inc.